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                                                             Exhibit 99.B5(b)(i)

             FORM OF AMENDMENT TO SUB-INVESTMENT ADVISORY AGREEMENT

     This amendment, dated as of the _______ day of _____________________ , 1998 made by and between TIMOTHY PARTNERS, LTD. (hereinafter referred to as the "Investment Advisor") and AWAD & ASSOCIATES, a division of Raymond James & Associates (hereinafter referred to as the "Investment Manager") (collectively, the "Parties").

                                  WITNESSETH:

     WHEREAS, the Investment Advisor and Investment Manager have entered into an agreement dated January 1, 1997 (the "Sub-Investment Advisory Agreement"), wherein the Investment Manager has agreed to furnish research, analysis, advice and recommendations with respect to the purchase and sale of securities and the making of investment commitments by the Investment Advisor regarding assets of The Timothy Plan (hereinafter referred to as the "Trust") subject to oversight
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by the Board of Trustees of the Fund and the supervision of the Investment
Advisor; and

     WHEREAS, the Parties wish to amend the Sub-Investment Advisory Agreement to reflect the creation of an additional series of the Trust;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To add a first preamble to the Sub-Investment Advisory Agreement to read as follows:

        WHEREAS,  The Timothy Plan (hereinafter referred to as the "Trust") is
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        authorized to issue separate series of shares representing interests in separate investment portfolios (each referred to as a "Series" and collectively, as the "Series"), which Series are identified on Schedule A attached hereto, and which Schedule A may be amended form time to time by mutual agreement of the Investment Advisor and the Investment Manager; and

     2. To amend the second preamble to the Sub-Investment Advisory Agreement to read as follows:

        WHEREAS, the Investment Advisor and Investment Manager have entered into an agreement dated January 1, 1997 (the "Sub-Investment Advisory Agreement"), wherein the Investment Manager has agreed to furnish research, analysis, advice and recommendations with respect to the purchase and sale of securities and the making of investment commitments by the Investment Advisor regarding assets of each Series of the Trust, subject to oversight by the Board of Trustees of the Trust and the supervision of the Investment Advisor; and

     3. To add a Schedule "A" to the Sub-Investment Advisory Agreement in the form attached hereto as Schedule "A" to reflect the separate Series of the Trust.
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     4. The Effective Date of this Amendment shall be May 1, 1998.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of two type written pages, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed as of the day and year first above written.

ATTEST:                                 THE TIMOTHY PLAN

_________________________               By:__________________________

ATTEST:                                 TIMOTHY PARTNERS, LTD.


________________________                By:__________________________
                                             COVENANT FUNDS, INC.
                                             Managing General Partner


ATTEST:                                      AWAD & ASSOCIATES

________________________                By:__________________________

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                                                               SCHEDULE "A"

                            IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Sub-Investment Advisory Agreement are to be performed as of the execution date of this
Agreement:


                               "The Timothy Plan"
                       "The Timothy Plan Variable Series"

This Schedule "A" may be amended from time to time by agreement of the Parties.